Exhibit 10.5

Performance Award Agreement
Under the Bloomin’ Brands, Inc. 2012 Incentive Award Plan

Bloomin’ Brands, Inc. (the “Company”) hereby issues to the Participant an award (the “Award”) of performance-based Share units (“Performance Awards”). Each Performance Award represents an unfunded, unsecured promise of the Company to deliver to the Participant the value of one Share, subject to the vesting and other restrictions, terms and conditions set forth in the Bloomin’ Brands, Inc. 2012 Incentive Award Plan (the “Plan”) and those set forth in this Agreement, including the Terms and Conditions of Performance Award attached hereto as Exhibit A and the Performance-Based Vesting Terms and Conditions contained in Exhibit B (collectively, the “Agreement”). Any capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

Performance Awards:

Participant Name:

Address:

Target Number of Performance Awards (subject to adjustment in accordance with the vesting and other terms and conditions hereof):

Grant Date:

Vesting: Subject to the forfeiture and acceleration provisions in this Agreement and the Plan, the Performance Awards will vest in the amounts and at the times as provided in Section 2 hereof and Exhibit B hereto.

The Participant, by signing below, acknowledges and agrees that the Performance Awards are granted under and governed by the terms, and subject to the conditions, of this Agreement, including the Terms and Conditions of Performance Award attached hereto as Exhibit A, and the Plan.

Participant	Bloomin’ Brands, Inc.

By:
Name	Title:
Date:

Date

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Exhibit A

Terms and Conditions of Performance Award

1.Condition to the Participant’s Rights Under this Agreement. This Agreement shall not become effective, and the Participant shall have no rights with respect to the Award or the Performance Awards, unless and until the Participant has fully executed this Agreement.

2.Vesting.

(a)Subject in each case to the Participant’s Continuous Service Status on each applicable vesting date (each, a “Vesting Date”) and the other terms and conditions hereof, the Performance Awards awarded under this Agreement shall vest when the Committee certifies (i) the extent to which the Company’s performance results have satisfied the performance criteria (“Performance Goals”) over the applicable performance period (“Performance Period”) and (ii) the corresponding number of Performance Awards that have vested as a result of such performance during such Performance Period (which number may range from zero percent to <maximum> percent of the target number of Performance Awards eligible for vesting based on performance during such Performance Period), all as set forth in Exhibit B hereto. Any Performance Awards that are eligible to vest based on performance during a Performance Period, but do not so vest on the applicable Vesting Date related to such Performance Period, shall be forfeited.

(b)The Committee certification described in paragraph (a) of this Section 2 shall occur as soon as practicable after the end of each Performance Period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify the Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable in a manner consistent with the requirements of Section 162(m) of the Code (for Awards intended to constitute Section 162(m) Compensation) and otherwise subject to Section 5(c)(iv) of the Plan.

3.Termination of Continuous Service Status. Except to the extent provided otherwise in this Section 3 or Section 4 hereof or unless the Committee determines otherwise, if Participant’s Continuous Service Status terminates, all Performance Awards that are unvested at the time of such termination will be forfeited. Notwithstanding the foregoing:

(a)If Participant’s Continuous Service Status terminates due to death or Disability during a Performance Period, then a pro rata portion (based on the portion of the Performance Period that passed prior to termination of Participant’s Continuous Services Status) of the target number of Performance Awards that are eligible to vest based on actual performance during such Performance Period will immediately vest upon such termination.

(b) If a Participant’s Continuous Services Status terminates, other than for Cause, after the completion of a Performance Period but prior to the applicable Vesting Date related to such Performance Period, then the Performance Awards that are eligible to vest based

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on performance during such Performance Period will remain eligible to vest in accordance with Section 2 hereof and Exhibit B hereto as if Participant had remained in Continuous Service Status through the applicable Vesting Date.

For purposes of this Section 3(b), “Cause” shall have the same meaning ascribed to such term in any employment agreement or arrangement between the Company (or any Affiliate) and the Participant. If no such agreement or arrangement applies to the Participant or if any such agreement or arrangement that applies to the Participant does not define Cause, then “Cause shall mean:

(i)    failure of the Participant to perform the duties required of the Participant pursuant to his or her employment agreement or otherwise applicable to the Participant in connection with his or her employment in a manner satisfactory to the Company, in its sole discretion; provided, however, for purposes of this subparagraph (i), Cause will not exist unless the Company first gives the Participant written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Participant’s performance of his or her duties. The Participant shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the Participant does not cure the deficiencies to the satisfaction of the Company, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Company determines that the Participant is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Company), then a termination by the Company as a result of such deficiencies will be for Cause;
(ii)    any dishonesty by the Participant in the Participant’s dealings with the Company, the commission of fraud by the Participant, negligence in the performance of the duties of the Participant, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Participant of, or indictment or charge with respect to, any felony, or any other crime involving dishonesty or moral turpitude;
(iii)    any violation of any non-competition, non-solicitation, non-disclosure or confidentiality covenant or similar restriction applicable to the Participant; or
(iv)    any violation of any current or future material published policy of the Company or its Affiliates (material published policies include, but are not limited to, the Company’s discrimination and harassment policy, management dating policy, responsible alcohol policy, insider trading policy and security policy).
4.Change of Control. In the event of a Change of Control, the vesting of the Performance Awards may be accelerated pursuant to the Company’s Executive Change in Control Plan or pursuant to Section 12 of the Plan. In any such event, the treatment of the Performance Awards shall be governed by the applicable provisions of the Executive Change in Control Plan and Section 12 of the Plan.

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5.Settlement. The Company shall, as soon as practicable upon the vesting of any Performance Awards, effect delivery of the Shares (or, in the discretion of the Committee, the value of such Shares in cash, other Awards, other property, net settlement or any combination thereof as provided in Section 9(c) of the Plan) with respect to such vested Performance Awards to the Participant (or, in the event of the Participant’s death, to the Beneficiary). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to such issuance have been complied with to the satisfaction of the Committee.

6.Performance Awards Non-Transferable. The Participant shall not directly or indirectly sell, transfer, pledge, assign or otherwise encumber Performance Awards or any interest in them, or make any commitment or agreement to do any of the foregoing, other than by will or by the laws of descent and distribution.

7.No Rights of a Shareholder. The Participant shall have no rights of a shareholder with respect to the Performance Awards, including, without limitation, the Participant shall not have the right to vote or receive dividends with respect to Shares represented by the Performance Awards.

8.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

9.Section 162(m) Compensation. Performance Awards made to Participants subject to Section 162(m) of the Code are intended to be Section 162(m) Compensation and the Committee will interpret the terms of such Performance Awards in a manner consistent with that intent to the extent appropriate.

10.Miscellaneous Provisions.

(a)Incentive Plan. The Performance Awards are granted under and subject to the terms and conditions of the Plan, which is incorporated herein and made part hereof by this reference. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan, as interpreted by the Board or the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.

(b)Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

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(c)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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Exhibit B
Performance-Based Vesting Terms and Conditions
<Schedule of Performance Goals, Performance Periods, Vesting Amounts and Percentages, Time and Form of Payment>

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